UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2023

ON24, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39965	94-3292599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Beale Street, 8th Floor San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 369-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ONTF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2023, ON24, Inc. (the “Company”) entered into a cooperation agreement (the “Agreement”) with Indaba Capital Management, L.P. (“Indaba”).

Pursuant to the terms of the Agreement:

•	the board of directors of the Company (the “Board”) increased the size of the Board from 7 directors to 9 directors;

•

the Board and all applicable committees of the Board appointed Cynthia Paul (the “Non-Indaba Stockholder Designee”) to serve as a class II director of the Company, with a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and Ronald Mitchell (the “Indaba Designee”) to serve as a class I director of the Company, with a term expiring at the 2025 annual meeting of stockholders (collectively, the “New Director Appointments”).

In addition, pursuant to the terms of the Agreement:

•

the Indaba Designee has submitted an irrevocable letter of resignation, effective at the 2024 annual meeting of stockholders, if the Company delivers notice to Indaba and the Indaba Designee that it does not wish for the Indaba Designee to continue as a director of the Board.

•	the slate of director nominees recommended by the Board for election at the Company’s 2023 Annual Meeting will include the Non-Indaba Stockholder Designee.

•	the Board will submit a proposal at the 2023 Annual Meeting providing for the declassification of the Board, with the Board being fully declassified by the 2026 annual meeting of stockholders.

•	the Indaba Designee will be appointed to the Nominating and Corporate Governance Committee of the Board.

Pursuant to the Agreement, until the date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s Amended and Restated Bylaws with respect to the 2024 annual meeting of stockholders, Indaba has agreed to customary standstill, voting and other obligations, including supporting each director nominated and recommended by the Board for election at the 2023 Annual Meeting.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Election of Directors; Board Compensation and Other Benefits.

On March 11, 2023, Denise Persson notified the Company of her resignation from the Board and all applicable committees thereof, effective immediately. Ms. Persson stated that she does not have any disagreement with the Company, its management, the Board or any committee of the Board on any matter. Ms. Persson will continue as an advisor to the Company.

To fill the vacancy created by Ms. Persson’s resignation, on March 11, 2023, the Board, upon recommendation of the Nominating and Governance Committee of the Board, appointed Teresa Anania to the Board to serve as a class II director of the Company, with a term expiring at the Company’s 2023 Annual Meeting, effective immediately. The Board has affirmatively determined that Ms. Anania is independent under applicable NYSE listing rules. No decision has been made regarding on which committee(s) of the Board Ms. Anania will be named to serve, if any.

There are no arrangements or understandings pursuant to which Ms. Anania will be appointed as a director of the Company. There are no family relationships between Ms. Anania and any director or executive officer of the Company. There are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation S-K in which Ms. Anania was a participant.

The description of the Indaba Designee and the Non-Indaba Stockholder Designee being appointed to the Board, and the Indaba Designee being appointed to the Nominating and Corporate Governance Committee of the Board, set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference. The Board has affirmatively determined that each of Indaba Designee and the Non-Indaba Stockholder Designee is independent under applicable NYSE listing rules. No decision has been made regarding on which committee(s) of the Board the Non-Indaba Stockholder Designee will be named to serve, if any.

Other than the Agreement, there is no other arrangement or understanding pursuant to which the Non-Indaba Stockholder Designee and the Indaba Designee will be appointed as a director of the Company. There are no family relationships between the Non-Indaba Stockholder Designee and the Indaba Designee and any director or executive officer of the Company. Other than the Agreement, there are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation S-K in which the Non-Indaba Stockholder Designee or the Indaba Designee was a participant.

Ms. Anania, the Non-Indaba Stockholder Designee and the Indaba Designee will receive compensation in the same manner as the Company’s other non-employee directors, pursuant to the Company’s Non-Employee Director Compensation Policy, as amended from time to time.

Ms. Paul, age 50, serves as the Chief Investment Officer and Chief Executive Officer of Lynrock Lake LP. Since December 2022, she has served on the Board of Directors of Allot Ltd. (NASDAQ: ALLT), a network intelligence and security-as-a-service solutions provider. From 2018 until the company’s sale in 2021, Ms. Paul served on the Board of Directors of DSP Group, Inc., (NASDAQ: DSPG), a publicly-traded semiconductor company. Ms. Paul served as Chairperson of the Nomination and Corporate Governance Committee, a member of the Audit Committee, and a member of the Compensation Committee. Ms. Paul also served as Chairperson of the Board of Directors of Conexant Systems, LLC, a privately-held semiconductor company, from 2013 until the company’s sale in 2017. From 2002 to 2017, Ms. Paul served as a portfolio manager at Soros Fund Management LLC (“SFM”), where she managed a portfolio across corporate credit, convertible and equity securities. Ms. Paul joined SFM in 2000 and served as a SFM representative for the Council on Foreign Relations and on SFM’s Investment Committee. Prior to joining SFM, she worked at The Palladin Group in 1999 and at JP Morgan from 1994 to 1999, most recently as Head of Convertible Research. Ms. Paul graduated from Princeton University in 1994 with an Independent Major in Statistics and Operations Research, a Certificate from the Princeton School of Public and International Affairs, and a Certificate in Engineering Management Systems. Ms. Paul is an advisory board member and former board member of AlphaSense Inc., a SaaS company providing intelligent search to enterprise customers.

Ms. Anania, age 56, is Senior Vice President of Global Customer Success, Renewals and Customer Experience at Zendesk, a role that she has held since October of 2021. At Zendesk, she is responsible for the management and development of Zendesk’s global client base, including managing 170,000 customers across all customer segments from SMB to enterprise. Prior to Zendesk, Anania spent eleven years at Autodesk, ultimately serving as Senior Director of Customer Success, where she drove both scale and tech-touch success motions across all market segments. Prior to its acquisition by Autodesk in 2009, Anania served as Chief Operating Officer of Algor Inc. and held other roles of increasing responsibility over her 15 years at the company.

Mr. Mitchell, age 52, is the Co-Founder and Chief Executive Officer at Humanity Health. Mr. Mitchell currently serves on the Board of Directors of Tabula Rasa HealthCare (NASDAQ: TRHC), where he serves on the Compensation and Strategic Opportunities Committees. Over the past 20 years, Mr. Mitchell has built and managed technology-enabled consumer and enterprise SaaS businesses delivering talent development and workforce solutions. Mr. Mitchell founded and served as the CEO of Virgil Holdings, Inc., a PE-backed company that owns and operates Hcareers, the leading talent recruitment platform in the hospitality industry and Virgil Careers, a career assessment and analytics platform. Prior to Virgil, Mr. Mitchell founded and served as CEO of CareerCore, Inc., an enterprise SaaS platform that enables organizations to scale executive leadership coaching. Previously, Mr. Mitchell was a General Partner of Provender Capital Group, LLC, a growth equity and venture fund making principal investments in media, financial services, and specialty retail sectors. His professional experience also includes Morgan Stanley, Mitchell & Titus, McKinsey & Co., and the Anschutz Corporation.

Item 7.01	Regulation FD Disclosure.

On March 13, 2023, the Company issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also on March 13, 2023, the Company issued a press release announcing the appointment of Ms. Anania to the Board. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On March 11, 2023, the Board authorized the expansion of its previously announced $100 million capital return program by an incremental $25 million. Under the expanded $125 million authorization and pursuant to the Agreement, the Company will return an aggregate of $50 million to stockholders in the form of a special cash dividend to be paid in the second calendar quarter. As previously announced, the Company expects the remaining $75 million of capital return to be effected through a combination of an accelerated share repurchase program and/or open market purchases, to be completed within the next 12 months, with the possibility of an additional special dividend of up to $25 million if this $75.0 million threshold is not reached by February 28, 2024. Subject to applicable rules and regulations, repurchases may be made at management’s discretion from time to time on the open market or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on market conditions as well as regulatory limitations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of March 11, 2023, between ON24, Inc. and Indaba Capital Management L.P.*

99.1	Press Release, dated March 13, 2023

99.2	Press Release, dated March 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules (as similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

ADDITIONAL INFORMATION

The Company plans to file a proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investors.on24.com/overview/default.aspx).

CERTAIN INFORMATION REGARDING PARTICIPANTS

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Sharat Sharan, Jayesh Sahasi, James Blackie and Cynthia Paul, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders (the “2022 Proxy Statement”), filed with the SEC on April 27, 2022. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2022 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON24, INC.

Date: March 13, 2023	By:	/s/ Steven Vattuone
Steven Vattuone Chief Financial Officer

Exhibit 10.1

Execution Version

Cooperation Agreement

This Cooperation Agreement (this “Agreement”), dated as of March 11, 2023, is by and among ON24, Inc., a Delaware corporation (the “Company”), and Indaba Capital Management L.P., on behalf of the entities listed on Schedule A (Indaba Capital Management L.P., together with such entities listed on Schedule A, the “Stockholder”). The Company and the Stockholder are sometimes together referred to herein as the “Parties,” and each, a “Party.”

1. Company Board and Related Matters.

(a) Size of Board. Prior to the execution of this Agreement, the Company’s board of directors (the “Board”) has duly adopted a resolution to increase the size of the Board from seven (7) directors to nine (9) directors, effective as of March 11, 2023, with the vacancies created by such increase occurring in class II and class I, which such vacancies shall be filled in accordance with Section 1(b)(i). Until the Expiration Date (as defined below), except as set forth in Section 1(b)(i) below, the size of the Board may not be increased above nine (9) directors, without the prior written consent of the Stockholder.

(b) Board Actions. As of the date of this Agreement, the Board and all applicable committees of the Board have taken the following actions:

(i) the Board and all applicable committees of the Board have duly appointed Cynthia Paul (the “Non-Indaba Stockholder Designee”) to serve as a class II director of the Company, with a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and Ronald Mitchell (the “Indaba Designee”) to serve as a class I director of the Company, with a term expiring at the 2025 annual meeting of stockholders, in each case effective as of the date hereof (the “Appointment Date”); provided, that if, on or prior to the Expiration Date (as defined below), the Company notifies the Stockholder and Indaba Designee (or any Replacement Director (as defined below)) that the Board does not wish for the Indaba Designee (or any Replacement) to continue as a director after the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), the Indaba Designee (or any Replacement Director) shall resign, effective at the 2024 Annual Meeting, pursuant to the irrevocable resignation letter executed simultaneous herewith and attached hereto as Schedule B; and provided, further, that the Board, in its discretion, may appoint a new director to the Board after giving notice to the Stockholder and Indaba Designee (or any Replacement Director) that the Board does not wish for the Indaba Designee (or any Replacement Director) to continue as a director after the 2024 Annual Meeting;

(ii) the Board and all applicable committees of the Board have determined that each of the Non-Indaba Stockholder Designee and the Indaba Designee is “independent” under the rules and regulations of the New York Stock Exchange listing standards and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”); and

(iii) If, at any time prior to the Expiration Date, the Indaba Designee (or any Replacement Director) is unable to serve as a director for any reason and ceases to be a director, the Stockholder shall have the right to propose to the Company a replacement director (a “Replacement Director”) (it being understood by the Parties that any proposed Replacement Director employed by or affiliated with the Stockholder shall be not acceptable) with relevant financial and business experience, who qualifies as “independent” pursuant to the New York Stock Exchange’s listing standards and the SEC rules and regulations; provided that the Stockholder’s right to propose a Replacement Director pursuant to this Section 1(b)(iii) shall immediately terminate when the Stockholder ceases to beneficially own, in the aggregate, 5.0% of the outstanding Common Stock (as defined below). Any candidate for Replacement Director shall be subject to the reasonable approval of the Nominating and Corporate Governance Committee and the Board, which approval shall occur as soon as practicable following the Stockholder proposing a director and shall not be unreasonably withheld, conditioned or delayed, and such Replacement Director shall be appointed to the Board within five (5) business days after the Board and the Nominating and Corporate Governance Committee have approved of such candidate. Any Replacement Director, subject to relevant qualifications in the event the Indaba Designee sits on the Audit Committee, appointed to the Board in accordance with this Section 1(b)(iii) shall be appointed to any applicable committee of the Board of which the replaced director was a member immediately prior to such director’s resignation or removal. Until the Expiration Date, in the event the Board or the Nominating and Corporate Governance Committee determines in good faith not to approve any Replacement Director proposed by the Stockholder, the Stockholder shall have the right to propose additional Replacement Directors in accordance with this Section 1(b)(iii) until a Replacement Director is appointed to the Board.

(c) 2023 Annual Meeting Nominees. The Company agrees that the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2023 Annual Meeting shall include the Non-Indaba Stockholder Designee. The Company shall list the Non-Indaba Stockholder Designee and the other class II nominees selected by the Board in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommend that the Company’s stockholders vote in favor of the election of the class II nominees and otherwise support the class II nominees.

(d) Board Declassification. The Company agrees that following the execution of this Agreement, the Board and all applicable committees of the Board shall take all necessary actions to seek the approval of the Company’s stockholders at the 2023 Annual Meeting of an amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the structure of the Board, with the method of such declassification to be determined by the Board, with the Board becoming fully declassified at the 2026 annual meeting of stockholders.

(e) Voting. Until the Expiration Date, the Stockholder shall, or shall cause its respective Affiliates (as defined below), or representatives to, appear in person or by proxy at any annual meeting or special meeting and vote all shares of common stock of the Company, par value $0.001 per share (“Common Stock”), over which the Stockholder, or its Affiliates respectively has voting power in accordance with the Board’s recommendations at any annual meeting or special meeting with respect to (i) the election or removal of directors, (ii) the ratification for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and (iii) all other matters and proposals up for a stockholder vote; provided, however, that in the event that Institutional Shareholder Services, Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommend otherwise than the Board with respect to any proposal submitted by the Company or any of its stockholders (other than proposals relating to the election or removal of directors), the Stockholder will be permitted to vote in accordance with the ISS or Glass Lewis recommendation in its discretion; provided, further, that the Stockholder shall be permitted to vote in its discretion on any proposal of the Company which is put to a vote of stockholders in respect of (i) any takeover defenses, including but not limited to, a stockholder rights plan, or (ii) any Extraordinary Transaction (as defined below) or Change in Control (as defined below) transaction.

(f) Board Committees. Immediately following his appointment to the Board, the Indaba Designee (or any Replacement Director) will be appointed to the Nominating and Corporate Governance Committee of the Board.

(g) Board Compensation and Other Benefits. The Company agrees that the Indaba Designee (and any Replacement Director) shall receive (i) the same benefits of director and officer insurance as all other non-management directors on the Board, (ii) the same compensation for his or her service as a director as the compensation received by other non-management directors on the Board, and (iii) such other benefits on the same basis as all other non-management directors on the Board. The Stockholder acknowledges, and the Indaba Designee (and any Replacement Director) will agree, that the policies, procedures, processes, codes, rules, standards and guidelines applicable to other directors of the Company, including the Corporate Governance Guidelines, will be applicable to the Indaba Designee (and any Replacement Director) during such director’s term of office.

2. Standstill. From the date hereof and continuing until the date (the “Expiration Date”) pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s Amended and Restated Bylaws (“Bylaws”) with respect to the 2024 Annual Meeting, it being understood that, subject to the exercise of its fiduciary duties, the Board shall not advance or delay the 2024 Annual Meeting such that a new time period will be commenced for stockholder nominations, the Stockholder will not, and will cause its respective Affiliates not to, directly or indirectly:

(a) solicit proxies, encourage or engage in any “solicitation” (as such term is used in the proxy rules in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or written consents of stockholders with respect to, or from the holders of, any shares of Common Stock or any other securities of the Company entitled to vote in the election of directors or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies (collectively, “Voting Securities”), or make, encourage or in any way participate in (other than by voting its shares of Voting Securities in a way that does not violate this Agreement), any solicitation of any proxy, consent or other authority to vote any Voting Securities with respect to the election of directors or any other matter, otherwise conduct any nonbinding referendum with respect to the Company, or seek to advise or encourage any person in, any proxy contest or any solicitation with respect to the Company not approved and recommended by the Board, including relating to the removal or the election of directors, other than solicitations or actions as a participant in support of all of the Company’s nominees;

(b) except solely among the entities identified on Schedule A or any of their Affiliates, form, join or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with any person with respect to any Voting Securities, or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement or other arrangement of similar effect;

(c) seek to call, alone or in concert, a special meeting of the stockholders of the Company or seek to make, or make, a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders of the Company;

(d) (i) except as expressly permitted by this Agreement, seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board or (ii) seek, alone or in concert with others, the removal of any member of the Board;

(e) advise, knowingly encourage, support, instruct or influence any person with respect to any of the matters covered by this Section 2 or with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders, except in accordance with Section 1, or seek to do so;

(f) institute, solicit or join any litigation, arbitration or other proceeding against or involving the Company or any of its subsidiaries, its current or former directors or its officers (including derivative actions), each in their capacity as such (other than to enforce its rights under this Agreement), make any request for stock list materials or other books and records of the Company or any of its subsidiaries under Section 220 of the Delaware General Corporation Law or any other statutory or regulatory provisions providing for stockholder access to books and records of the Company or its Affiliates;

(g) enter into or maintain any economic, compensatory or pecuniary arrangements with any director of the Company, including any Indaba Designee or Non-Indaba Stockholder Designee;

(h) make any request or submit any proposal to amend or waive any of the terms of this Agreement which would reasonably be expected to result in a public announcement or public disclosure of such request or proposal or give rise to a requirement to so publicly announce or disclose such request or proposal;

(i) make or submit any proposal, announcement, statement or request regarding: (i) controlling, changing or influencing the Board or management of the Company, including proposals to change the number or term of directors or to fill any vacancies on the Board, (ii) any Extraordinary Transaction or exploration thereof (it being understood that this clause 2(j)(ii) shall not restrict the Stockholder from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board) or (iii) any other material change in the Company’s or any of its subsidiaries’ operations, business, securities, assets, Certificate of Incorporation, Bylaws, corporate strategy, corporate structure, capital structure or allocation, or share repurchase or dividend policies;

(j) enter into any negotiations, arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist, seek to persuade or knowingly encourage, any third party to take any action or make any statement in connection with any of the foregoing, or make any investment in or enter into any arrangement with any other person that engages, or offers or proposes to engage, in any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;

(k) initiate, encourage or participate in any “withhold” or similar campaign with respect to any meeting of stockholders;

(l) take any action challenging the validity or enforceability of this Section 2 or this Agreement, or make or in any way advance any request or proposal that the Company or Board amend, modify or waive any provision of this Agreement; provided, that the Stockholder may make confidential requests to the Board to amend, modify or waive any provision of this Section 2, which the Board may accept or reject in its sole discretion, so long as any such request is not publicly disclosed by the Stockholder and is made by the Stockholder in a manner that does not require the public disclosure thereof by the Company, the Stockholder or any other person; or

(m) enter into any agreements or undertakings with any person with respect to the foregoing.

Notwithstanding anything set forth herein to the contrary, nothing set forth in this Agreement shall be deemed to prevent the Stockholder from (i) communicating privately with the Board or any of the Company’s senior executive officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require the Company or its Affiliates, the Stockholder or its Affiliates or any third party to make public disclosure with respect thereto, (ii) identifying potential director candidates to serve on the Board, so long as such actions (x) do not create, and that the Stockholder would not reasonably expect to create, a public disclosure obligation for the Company or its Affiliates, the Stockholder or its Affiliates or any third party, (y) are not publicly disclosed by the Stockholder or its Affiliates and (z) are undertaken on a basis reasonably designed to be confidential; (iii) making or sending private communications to then-existing investors in the Stockholder or any of its Affiliates, provided that any statements or communications (1) are based on publicly available information, (2) are not reasonably expected to be publicly disclosed and are understood by all parties to be confidential communications and (3) are not made with an intent to circumvent any of the restrictions in this Agreement; (iv) taking any action to the extent necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over the Stockholder, provided that any such necessity or requirement did not arise as a result of acts by the Stockholder or its Affiliates that triggered such necessity or requirement; or (v) communicating privately with stockholders of the Company when such communication is not made with an intent to otherwise violate, and would not be reasonably expected to result in a violation of, any provision of this Agreement.

Notwithstanding anything contained in this Agreement to the contrary, the provisions of Sections 2 and 4(c) of this Agreement shall automatically terminate upon the announcement of the Company entering into a definitive agreement, which, once consummated, would constitute a Change in Control transaction.

As used herein a “Change in Control” transaction shall be deemed to have taken place if (i) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total fair market value or total combined voting power of the Company’s then-outstanding equity securities or (ii) the Company effects a merger or a stock-for-stock transaction whereby immediately after the consummation of the transaction the Company’s stockholders retain less than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors, or (iii) the Company sells all or substantially all of its assets to a third party.

As used herein “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, scheme, arrangement, sale of all or substantially all assets or sale, spinoff, splitoff or other similar separation of one or more business units, business combination, recapitalization, restructuring, reorganization liquidation, dissolution, extraordinary dividend, share repurchase or similar extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets).

3. Additional Agreements.

(a) The Stockholder agrees that it will cause its Affiliates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Affiliate. As used in this Agreement, (i) the term “Affiliate” shall have the respective meaning set forth in Rule 12b-2 promulgated by the Exchange Act and shall include all persons or entities that at any time during the term of this Agreement become Affiliates of any person or entity referred to in this Agreement and (ii) a breach of this Agreement by an Affiliate of any member of the Stockholder, if such Affiliate is not a party hereto, shall be deemed to occur if such Affiliate engages in conduct that would constitute a breach of this Agreement if such Affiliate was a party hereto to the same extent as the Stockholder.

(b) During the term of this Agreement, upon written request from the Company, the Stockholder will promptly provide the Company with information regarding the amount of Common Stock then beneficially or economically owned by the Stockholder.

4. Press Release; Public Filings; Non-Disparagement.

(a) Press Release. The Parties agree that promptly following the execution and delivery of this Agreement by the Parties, the Company will issue a press release (the “Press Release”) substantially in the form attached to this Agreement as Exhibit A. The $125 million capital return program set forth in the Press Release consists of, among other things, a $50 million dividend (the “Initial Special Dividend”) to be paid in the Company’s second calendar quarter (with the per share amount of such dividend to be set by the Board based on the best current information relating to the outstanding shares that is available to the Company at the time the Board declares the dividend). To the extent that the $125 million of capital (inclusive of the Initial Special Dividend, open market purchases (whether by any 10b5-1 plan or other discretionary purchases) and any definitive accelerated share repurchase (“ASR”) contract settled to date (it being understood that shares paid for by the Company and delivered to the Company by the counter-party up front under a binding ASR program and then retired by the Company shall be counted in an amount equal to the number of shares so retired multiplied by the stock price on such initial delivery date)) has not been returned or paid to stockholders between the date hereof and February 28, 2024, the Company agrees, unless the Company is not deemed solvent under applicable law, that a second special dividend (the “Second Special Dividend”) of up to a maximum of $25 million will be paid promptly thereafter, but no later than March 31, 2024, in an amount, if any, equal to the lesser of (i) $25 million and (ii) the difference between $125 million and the total amount of capital returned or paid to stockholders between the date hereof and February 28, 2024 (inclusive of the Initial Special Dividend, open market purchases (whether under any 10b5-1 plan or other discretionary purchases) and any definitive ASR contract settled as of such date (it being understood that shares paid for by the Company and delivered to the Company by the counter-party up front under a binding ASR program and then retired by the Company shall be counted in an amount equal to the number of shares so retired multiplied by the stock price on such initial delivery date)). In each case, if any, when the Second Special Dividend may become payable, the per share amount of such Second Special Dividend shall be set by the Board based on the best current information relating to the outstanding shares that is available to the Company at the time the Board declares such dividend. The Parties agree that if the Company has not disclosed the aggregate amount of shares repurchased under the capital return program by 10 business days prior to the closing of the deadline by which stockholder nominations for director elections are permitted pursuant to the Bylaws with respect to the 2024 Annual Meeting, the Company, if requested by Indaba, will promptly enter into a non-disclosure agreement on substantially the same terms as the non-disclosure agreement entered into by the Parties on March 1, 2023 pursuant to which the Company will disclose the amount of capital returned under the program through the date such non-disclosure agreement is entered into, it being understood that such information will be cleansed at the next earnings release issued by the Company.

(b) Public Filings. The Parties agree that following the execution and delivery of this Agreement by the Parties, (i) the Company will file with the SEC a Current Report on Form 8-K in respect of this Agreement, and, prior to the filing thereof, the Company shall provide the Stockholder and its counsel a reasonable opportunity to review and comment on such Form 8-K and (ii) the Stockholder will file with the SEC an amendment to its Schedule 13D, and, prior to the filing thereof, the Stockholder shall provide the Company and its counsel a reasonable opportunity to review and comment on such Schedule 13D amendment.

(c) Non-Disparagement. From the date of this Agreement until the end of the Expiration Date, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Stockholder specifying any such breach, no member of the Stockholder or any of the its respective agents, subsidiaries, affiliates, successors, assigns, officers, partners, key employees or directors (including any persons holding substantially similar positions however titled) shall not in any way, make, or cause to be made (including, without limitation, by press release, other public statement or in any public filing), any statement or announcement that constitutes an ad hominem attack on, or otherwise defames the Company, its Affiliates or the Company’s respective current or former officers or directors, stockholders, agents, attorneys or representatives, or any of the Company’s businesses, products or services and (ii) so long as the Stockholder has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its subsidiaries (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall not in any way, make, or cause to be made (including, without limitation, by press release, other public statement or in any public filing), any statement or announcement that constitutes an ad hominem attack on, or otherwise defames the Stockholder or its respective Affiliates or any of its respective current or former officers or directors. The foregoing shall not restrict the ability of (A) any Party to this Agreement (x) from making any factual statement, including as required under the federal securities laws or other applicable laws; provided that such requirement did not arise as a result of such actions by the applicable Party or their respective Affiliates that triggered such requirement and (y) to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such party from whom information is sought or (B) the Company to make any ordinary course communications with Company constituencies, including employees, customers, suppliers, investors and stockholders, so long as such ordinary course communications are consistent with this Section 4. The limitations set forth in Section 4(c) shall not prevent any Party from responding to any public statement made by the other Party of the nature described in Section 4(c), if such statement by the other Party was made in breach of this Agreement.

5. Representations of the Company. The Company represents and warrants to the Stockholder that (a) the Company has the corporate power and authority to execute and deliver this Agreement and to bind it hereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

6. Representations of the Stockholder. The Stockholder represents and warrants to the Company that (a) the Stockholder has the power and authority to execute and deliver this Agreement and to bind itself hereto (and Stockholder has the power and authority to execute and deliver this Agreement and to bind itself and the entities listed on Schedule A to this Agreement), (b) this Agreement has been duly and validly authorized, executed and delivered by the Stockholder, constitutes a valid and binding obligation and agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law), (c) the execution, delivery and performance of this Agreement by the Stockholder does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Stockholder, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Stockholder is a party or by which it is bound and (d) the Stockholder, together with its Affiliates, has an aggregate economic exposure to 4,240,256 shares of Common Stock (including 4,240,256 shares of Common Stock beneficially owned (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) and 0 shares in economic interest through any swap, hedging transactions, derivative securities or contracts or instruments in any way related to the price of such securities of the Company).

7. Term. Unless otherwise mutually agreed in writing by each Party and except as otherwise provided in this Agreement, each Party’s obligations under this Agreement will extend until the Expiration Date; provided that no expiration or termination of this Agreement will relieve any Party hereto from any liability for a breach of this Agreement prior to such expiration or termination. Notwithstanding anything in this Agreement to the contrary, this Section 7 and Section 9 through Section 17 shall survive the termination of this Agreement.

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, nothing contained herein shall require any director to violate his or her fiduciary duties.

9. Expenses. Each Party shall be responsible for its own fees and expenses in connection with, any discussions prior to the date hereof and the negotiation and execution of this Agreement and the transactions contemplated hereby; provided, however, that the Company shall reimburse the Stockholder for its reasonable and documented out-of-pocket fees and expenses, including legal expenses, arising out of or related to its engagement with the Company to date and the negotiation and execution of this Agreement in an amount not to exceed $200,000.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. For the avoidance of doubt, no Party shall be bound by any contractual obligation to the other party until all counterparts to this Agreement have been duly executed by each of the Parties and delivered to the other Party (including by means of electronic delivery).

11. Specific Performance. Each Party acknowledges and agrees that irreparable injury to the other Parties would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages may not be an adequate remedy for such a breach. It is accordingly agreed that each Party may be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof. Each Party agrees to waive any bonding requirement under any applicable law in the case any other Party seeks to enforce the terms by way of equitable relief.

12. APPLICABLE LAW AND JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CHOICE OR CONFLICT OF LAWS, PRINCIPLES OR RULES (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR PROCEEDING ARISING OUT OF THIS AGREEMENT WILL BE BROUGHT EXCLUSIVELY IN ANY STATE COURT WITHIN THE STATE OF DELAWARE (OR, IF SUCH COURTS DECLINE TO ACCEPT JURISDICTION, ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY

IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY WAIVES ANY ARGUMENT THAT SUCH COURTS ARE AN INCONVENIENT OR IMPROPER FORUM. EACH PARTY CONSENTS TO SERVICE OF PROCESS BY A REPUTABLE OVERNIGHT DELIVERY SERVICE, SIGNATURE REQUESTED, TO THE ADDRESS OF SUCH PARTY’S PRINCIPAL PLACE OF BUSINESS OR AS OTHERWISE PROVIDED BY APPLICABLE LAW.

13. Notice. All notices and other communications hereunder shall be in writing and shall be deemed delivered, given and received if (a) given by email, when transmitted (with written confirmation of completed transmission other than any automated reply), (b) given by a nationally recognized overnight carrier (with written confirmation of delivery), three (3) business days after being sent or (c) if given by any other means, when actually received during normal business hours, to the parties hereto at the following addresses (or to such other address as such party may have specified in a written notice given to the other parties); provided that any notice delivered pursuant to clauses (b) or (c) of this Section 13 is also contemporaneously delivered to the email address of such party set forth below (for the avoidance of doubt, such email shall not in and of itself be deemed delivered given and received of such communications and legal process):

If to the Company:

ON24, Inc.

50 Beale Street, 8th Floor

San Francisco, CA 94105

Attention:        Bill Weesner

Email:              william.weesner@on24.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, CA 94301

Attention:        Thomas Ivey

Email:              thomas.ivey@skadden.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention:        Richard J. Grossman

Email:              richard.grossman@skadden.com

If to you:

Indaba Capital Management, L.P.

One Letterman Drive

Building D, Suite DM 700

San Francisco, CA 94129

Attention:        Derek Schrier

Email:              derek@indabacapital.com

With a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 6th Avenue

New York, NY 10019

Attention:        Elizabeth Gonzalez-Sussman

Email:              egonzalez@olshanlaw.com

14. Entire Agreement; Amendment. This Agreement, including exhibits and schedules attached to this Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the Parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

15. Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement. Each Party agrees to use its commercially reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

16. No Third-Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the Parties and is not binding upon or enforceable by any other persons. No Party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the Parties, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.

17. Interpretation and Construction. Each Party acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each Party, and any controversy over any interpretation of this Agreement shall be decided without regard to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, (i) the word “including” (in its various forms) means “including, without limitation,” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement and (iii) the word “or” is not exclusive.

[Signature Pages Follow]

If the terms of this Agreement are in accordance with your understanding, please sign below and this Agreement will constitute a binding agreement among us.

ON24, INC.

By:	/s/ William Weesner
Name: William Weesner
Title: General Counsel

Acknowledged and agreed to as of the date first written above:

INDABA CAPITAL MANAGEMENT L.P.

By:	/s/ Derek Schrier
Name: Derek Schrier
Title: Managing Partner

[Signature Page to Cooperation Agreement]

Exhibit A

Press Release

Exhibit 99.1

ON24 Expands Capital Return Program to $125 Million and Announces Governance Enhancements

Incremental $25 Million of Capital to be Returned as Special Cash Dividend Delivering

In Aggregate $50 Million Special Cash Dividend Payable in Q2 2023

Cynthia Paul and Ron Mitchell Appointed to Board of Directors;

Company to Pursue Board Declassification by 2026 Annual Meeting

Enters into Cooperation Agreement with Indaba Capital Management

SAN FRANCISCO – March 13, 2023 – ON24 (NYSE: ONTF) (“ON24” or the “Company”), a leading sales and marketing platform for B2B digital engagement, today announced that its Board of Directors (the “Board”) has authorized an expansion of its recently announced capital return program and a series of governance enhancements.

$125 Million Capital Return Authorization

The ON24 Board of Directors has authorized the expansion of its previously announced $100 million capital return program by an incremental $25 million. Under the expanded $125 million authorization, ON24 will return an additional $25 million to shareholders in the form of a special cash dividend, delivering in the aggregate a $50 million special cash dividend payable in the second fiscal quarter of 2023. As previously announced, the Company expects the remaining $75 million of capital return to be effected through a combination of an accelerated share repurchase (“ASR”) program and/or open market purchases, to be completed within the next 12 months. Upon completion of the $125 million capital return program, ON24 will have returned $166 million of capital since December 2021.

Sharat Sharan, co-founder, CEO and director of ON24, said, “At ON24, our strong balance sheet provides us with the financial flexibility to return this additional capital to our shareholders while continuing to invest in our business. We are pleased to increase the total return, which demonstrates our confidence in ON24’s strategy, future growth prospects, and ability to achieve profitability in the near-term as well as underscores our commitment to deliver value to our shareholders.”

The Company notes that its expanded capital return authorization does not constitute a legal obligation to repurchase shares. The timing, number of shares repurchased, and prices paid for the repurchased shares under this program will be at the discretion of management and will depend on market conditions as well as regulatory limitations, including applicable blackout period restrictions.

New Director Appointments and Governance Enhancements

The Company also announced that, effective immediately, two new independent directors have been appointed to its Board of Directors. The ON24 Board has nominated and appointed Cynthia Paul, Chief Executive Officer and Chief Investment Officer of Lynrock Lake LP (“Lynrock”) as a Class II Director standing for re-election at the 2023 Annual Meeting for a three-year term expiring at the 2026 Annual Meeting.

Ms. Paul is a seasoned investor and executive with more than 25 years of experience investing across the full capital structure of public and private companies, with a focus on the technology industry. She currently serves on the Board of Directors of Allot Ltd. and as an advisory board member of AlphaSense Inc.

In connection with a cooperation agreement entered into between ON24 and Indaba Capital Management (“Indaba”), the Board has also appointed Ron Mitchell, co-founder and Chief Executive Officer of Humanity Health Inc. (“Humanity Health”) as a Class I Director with a two-year term expiring at the 2025 Annual Meeting of Shareholders.

Mr. Mitchell joins the Board with more than 20 years of experience building, managing and growing technology-enabled consumer businesses. Mr. Mitchell currently serves on the Board of Directors of Tabula Rasa HealthCare.

With these appointments, the ON24 Board is expanding to nine directors, eight of whom are independent and six of whom have been appointed in the last three years.

Mr. Sharan continued, “Board refreshment and shareholder engagement are evergreen priorities and we are pleased to welcome Cynthia and Ron to our Board. This is a critical time for ON24, as we take actions to enhance our operations, advance our path to profitability, and drive shareholder value. Moving ahead, we look forward to benefitting from Cynthia’s and Ron’s collective experience and valuable insights as we work to advance our position as an industry-leading sales and marketing digital engagement platform.”

The ON24 Board also intends to seek shareholder approval at its upcoming 2023 Annual Meeting of Shareholders for the declassification of the Board. The intent is to fully declassify the Board by the 2026 Annual Meeting, with all directors being elected for one-year terms beginning with the 2026 Annual Meeting.

Mr. Sharan concluded, “At ON24, we take pride in our commitment to strong corporate governance. In that light, the declassification of our Board will further those efforts by modernizing our governance structure and in turn, we believe, benefit ON24 and all of our shareholders as we further our efforts to mature as a public company with enhanced governance practices.”

Shareholders are not required to take any action at this time, and ON24 will present the Board’s formal recommendation in the Company’s 2023 proxy statement, which will be filed with the U.S. Securities and Exchange Commission and made available to all shareholders eligible to vote at the 2023 Annual Meeting. The date of the 2023 Annual Meeting has not yet been scheduled.

Derek Schrier, Managing Partner of Indaba, commented, “We are extremely pleased to have reached this positive resolution with the Company and believe that the enhanced capital return program and the appointments of Mr. Mitchell and Ms. Paul will help the Company reach its full potential and create significant shareholder value.”

Pursuant to its cooperation agreement with the Company, Indaba has agreed to customary standstill, voting, and other provisions, under which Indaba will support the ON24 Board of Directors’ slate of nominees at the 2023 Annual Meeting. The full agreement between Indaba and ON24 will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About Cynthia Paul

Cynthia Paul serves as the Chief Investment Officer and Chief Executive Officer of Lynrock Lake LP. Since December 2022, she has served on the Board of Directors of Allot Ltd. (NASDAQ: ALLT), a network intelligence and security-as-a-service solutions provider. From 2018 until the company’s sale in 2021, Ms. Paul served on the Board of Directors of DSP Group, Inc., (NASDAQ: DSPG), a publicly-traded semiconductor company. Ms. Paul served as Chairperson of the Nomination and Corporate Governance Committee, a member of the Audit Committee, and a member of the Compensation Committee. Ms. Paul also served as Chairperson of the Board of Directors of Conexant Systems, LLC, a privately-held semiconductor company, from 2013 until the company’s sale in 2017. From 2002 to 2017, Ms. Paul served as a portfolio manager at Soros Fund Management LLC (“SFM”), where she managed a portfolio across corporate credit, convertible and equity securities. Ms. Paul joined SFM in 2000 and served as a SFM representative for the Council on Foreign Relations and on SFM’s Investment Committee. Prior to joining SFM, she worked at The Palladin Group in 1999 and at JP Morgan from 1994 to 1999, most recently as Head of Convertible Research. Ms. Paul graduated from Princeton University in 1994 with an Independent Major in Statistics and Operations Research, a Certificate from the Princeton School of Public and International Affairs, and a Certificate in Engineering Management Systems. Ms. Paul is an advisory board member and former board member of AlphaSense Inc., a SaaS company providing intelligent search to enterprise customers.

About Ron Mitchell

Ron Mitchell is the Co-Founder and Chief Executive Officer at Humanity Health. Mr. Mitchell currently serves on the Board of Directors of Tabula Rasa HealthCare (NASDAQ: TRHC), where he serves on the Compensation and Strategic Opportunities Committees. Over the past 20 years, Mr. Mitchell has built and managed technology-enabled consumer and enterprise SaaS businesses delivering talent development and workforce solutions. Mr. Mitchell founded and served as the CEO of Virgil Holdings, Inc., a PE-backed company that owns and operates Hcareers, the leading talent recruitment platform in the hospitality industry and Virgil Careers, a career assessment and analytics platform. Prior to Virgil, Mr. Mitchell founded and served as CEO of CareerCore, Inc., an enterprise SaaS platform that enables organizations to scale executive leadership coaching. Previously, Mr. Mitchell was a General Partner of Provender Capital Group, LLC, a growth equity and venture fund making principal investments in media, financial services, and specialty retail sectors. His professional experience also includes Morgan Stanley, Mitchell & Titus, McKinsey & Co., and the Anschutz Corporation. Mr. Mitchell earned a B.A. from Harvard College and an M.B.A. from Harvard Business School.

About ON24

ON24 is on a mission to re-imagine how companies engage, understand and build relationships with their audience in a digital world. Through our leading sales and marketing platform for digital engagement, businesses use our portfolio of webinar, virtual event and content experiences to drive engagement and generate first-party data, delivering revenue growth across the enterprise – from demand generation to customer success to partner enablement.

ON24 powers digital engagement for industry-leading customers worldwide, including 3 of the 5 largest global technology companies, 3 of the 6 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers, enabling organizations to reach millions of professionals a month for billions of engagement minutes per year with all the first-party data being captured, generated and integrated from one place. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

© 2023 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries. The other referenced trademarks and service marks are also owned by ON24, Inc. and may be registered in some countries.

About Indaba Capital Management

Indaba was founded in 2010 to invest in corporate equity and debt. It is based in San Francisco. Learn more at www.IndabaCapital.com.

Forward-Looking Statement

This document contains “forward-looking statements” under applicable securities laws. In some cases, such statements can be identified by words such as: “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including the risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

Important Additional Information and Where to Find It

The Company plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). Prior to the 2023 Annual Meeting, ON24 will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investors.on24.com/overview/default.aspx) or by contacting Okapi Partners LLC by phone at (212-297-0720), by email at info@okapipartners.com or by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Sharat Sharan, Jayesh Sahasi, James Blackie and Cynthia Paul, owns in excess of one percent

(1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders (the “2022 Proxy Statement”), filed with the SEC on April 27, 2022. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2022 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Media Contact:

Tessa Barron

press@on24.com

Investor Contacts:

Lauren Sloane, The Blue Shirt Group for ON24

investorrelations@on24.com

Exhibit 99.2

ON24 Appoints Customer Success Leader Teresa Anania to Board of Directors

Zendesk SVP of Global Customer Success Brings More Than 25 Years of Technology and Go-to-Market Leadership to ON24’s Board

Denise Persson to Step Down from the Board and Transition to Advisor Role

Anil Arora Appointed Lead Independent Director

SAN FRANCISCO – March 13, 2023 – ON24 (NYSE: ONTF) (“ON24” or the “Company”), a leading sales and marketing platform for B2B digital engagement, today announced that it has appointed Teresa Anania to the Company’s Board of Directors (the “Board”), effective immediately. Anania replaces Denise Persson, who is stepping down from the Board of Directors. Persson, a Silicon Valley veteran who has served on the Board since 2020, will continue to provide her guidance and expertise to the Company in an advisory capacity.

Anania is currently the Senior Vice President of Global Customer Success, Renewals and Customer Experience at Zendesk, where she has led the company’s customer success strategy for the past three years. With more than 25 years of technology and go-to-market leadership experience, she brings a proven track record of increasing customer lifetime value and driving revenue growth to the ON24 Board.

“Teresa is a passionate executive who brings deep expertise in building customer-centric organizations and innovative customer experiences,” said Sharat Sharan, co-founder, CEO and director of ON24. “Customer success is at the core of everything we do, and no one knows how to achieve that better than Teresa. We believe she will be an invaluable asset as we continue to advance the retention and expansion of our customer base by helping enterprises deliver cost-effective revenue and pipeline growth.”

“ON24 is uniquely positioned to help businesses succeed in today’s digital-first world,” says Anania. “There’s significant opportunity for the digital engagement and insights ON24 provides to transform the entire customer experience, and I’m excited to play a role in helping ON24 realize that vision. I look forward to joining this talented group of directors and supporting the management team as ON24 advances its strategic objectives and delivers ongoing value to both its customers and shareholders.”

“Denise has been an integral part of building our market leadership and positioning ON24 for long-term success,” said Sharan. “We are pleased to continue to work closely with her and benefit from her invaluable industry knowledge, go-to-market expertise and business counsel.”

Persson commented, “It has been a privilege to be part of ON24’s journey and I am proud of what we have accomplished so far, both serving as an executive in the Company’s formative years and then during my tenure as a director on the Board. ON24’s success story is just getting started, and I look forward to supporting the Company as an advisor moving forward.”

In addition to today’s independent director appointment, ON24 announced that Anil Arora has been appointed Lead Independent Director of the Board, effective immediately. Arora joined the Board in 2022 and brings more than 25 years of diverse executive leadership and public company board experience across the technology, financial services, and consumer goods industries. Dominique Trempont will step down as Lead Independent Director and will remain in his roles as Chair of the Nominating and Governance Committee and the Compensation Committee.

Anania will serve as a Class II Director and will stand for election at the 2023 Annual Meeting of Shareholders for a three-year term expiring at the 2026 Annual Meeting.

About Teresa Anania

Teresa Anania is Senior Vice President of Global Customer Success, Renewals and Customer Experience at Zendesk, a role that she has held since October of 2021. At Zendesk, she is responsible for the management and development of Zendesk’s global client base, including managing 110,000+ paid customers across all customer segments from SMB to enterprise. Prior to Zendesk, Anania spent eleven years at Autodesk, ultimately serving as Senior Director of Customer Success, where she drove both scale and tech-touch success motions across all market segments. Prior to its acquisition by Autodesk in 2009, Anania served as Chief Operating Officer of Algor Inc. and held other roles of increasing responsibility over her 15 years at the company.

After graduating Magna Cum Laude from Duquesne University with a BS in Accounting and Information Systems, Anania began her professional career at Ernst & Young, where she built the firm’s quality assurance program and led engagement teams in sale and fulfillment of multi-site consulting and audit engagements. Anania also holds a Masters of Business Administration from Duquesne University with a specialization in Finance and Information Technology.

About ON24

ON24 is on a mission to re-imagine how companies engage, understand and build relationships with their audience in a digital world. Through our leading sales and marketing platform for digital engagement, businesses use our portfolio of webinar, virtual event and content experiences to drive engagement and generate first-party data, delivering revenue growth across the enterprise – from demand generation to customer success to partner enablement.

ON24 powers digital engagement for industry-leading customers worldwide, including 3 of the 5 largest global technology companies, 3 of the 6 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers, enabling organizations to reach millions of professionals a month for billions of engagement minutes per year with all the first-party data being captured, generated and integrated from one place. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

© 2023 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries. The other referenced trademarks and service marks are also owned by ON24, Inc. and may be registered in some countries.

Forward-Looking Statement

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Contacts

Media Contact:

Tessa Barron

press@on24.com

Investor Contact:

Lauren Sloane, The Blue Shirt Group for ON24

investorrelations@on24.com